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Exhibit 4.1

[Front of Certificate]
[LOGO]

Certificate Evidencing Common Units
Representing Limited Partner Interests in
Hiland Holdings GP, LP

No.	Common Units

        In accordance with Section 4.1 of the Amended and Restated Agreement of Limited Partnership of Hiland Holdings GP, LP, as amended, supplemented or restated from time to time (the "Partnership Agreement"), Hiland Holdings GP, LP, a Delaware limited partnership (the "Partnership"), hereby certifies that                        (the "Holder") is the registered owner of Common Units representing limited partner interests in the Partnership (the "Common Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 205 West Maple, Suite 1100, Enid, Oklahoma 73701. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

        The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

        THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF THE PARTNERSHIP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF THE PARTNERSHIP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE THE PARTNERSHIP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). HILAND PARNTERS GP HOLDINGS, LLC, THE GENERAL PARTNER OF THE PARTNERSHIP, MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF THE PARTNERSHIP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

        This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:		Hiland Holdings GP, LP
Countersigned and Registered by:		By:	Hiland Partners GP Holdings, LLC, its General Partner
American Stock Transfer & Trust Company as Transfer Agent and Registrar		By:	President
By:	Authorized Signature	By:	Secretary

[Reverse of Certificate]

ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM—	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
TEN ENT—	as tenants by the entireties	Custodian (Cust) (Minor)
JT TEN—	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts/Transfers to Minors Act (State)

        Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS OF
HILAND HOLDINGS GP, LP

        FOR VALUE RECEIVED,            hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)

                        Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                         as its attorney-in-fact with full power of substitution to transfer the same on the books of Hiland Holdings GP, LP

Date:
 THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15
NOTE:

The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
(Signature)
(Signature)

        No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer.

ASSIGNEE CERTIFICATION

Type of Entity (check one):
☐ Individual ☐ Trust	☐ Partnership ☐ Other (specify)	☐ Corporation
Nationality (check one):
☐ U.S. Citizen, Resident or Domestic Entity
☐ Foreign Corporation	☐ Non-resident Alien

        If the U.S. Citizen, Resident or Domestic Entity is checked, the following certification must be completed:

        Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the "Code"), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership (an "Interestholder") is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned Interestholder's interest in it, the undersiged hereby certifies the following (or, if applicable, certifies the following on behalf of the Interestholder).

        Complete either A or B:

A.	Individual Interestholder
	1.	I am not a non-resident alien for purposes of U.S. income taxation;
	2.	My U.S. taxpayer identification number (social security number) is: ________________________
	3.	My home address is ________________________
B.	Partnership, Corporation or Other Interestholder
	1.	________________________is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations)
	2.	The Interestholder's U.S. employer identification number is ________________________
	3.	The Interestholder's office address and place of incorporation (if applicable) is ___________________

    The Interestholder agrees to notify the Partnership within sixty (60) days of the date the Interestholder becomes a foreign person.

    The Interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

    Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is a true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

Name of Interestholder
Signature and Date
Title (if applicable)

Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Common Units shall be made to the best of Assignee's knowledge.

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Certificate Evidencing Common Units Representing Limited Partner Interests in Hiland Holdings GP, LP
ABBREVIATIONS
ASSIGNMENT OF COMMON UNITS OF HILAND HOLDINGS GP, LP
ASSIGNEE CERTIFICATION